Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated effective as of the 18th day of May, 2015, by and between OSL HOLDINGS, INC., a Nevada corporation (the “Borrower”), GO GREEN HYDROPONICS, INC., a California corporation, OFFICE SUPPLY LINE, INC., a Nevada corporation, OSL DIVERSITY MARKETPLACE, INC., a Nevada corporation, and OSL REWARDS CORPORATION, a Nevada corporation (collectively, the “Corporate Guarantors”), ROBERT ROTHENBERG, an individual (the “Validity Guarantor” and together with the Corporate Guarantors, the “Guarantors”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender”).

RECITALS

WHEREAS, the Borrower and Lender entered into a Securities Purchase Agreement dated as of June 30, 2014, but made effective as of October 21, 2014 (the “Original Purchase Agreement”), together with Letter Agreement dated as of, 2015 (the “First Amendment”) (the Original Purchase Agreement and the First Amendment, collectively, together with any other amendments, renewals, substitutions, replacements or modifications from time to time, the “Purchase Agreement”); and

WHEREAS, pursuant to the Original Purchase Agreement, the Borrower executed and delivered to Lender that certain Senior Secured, Convertible, Redeemable Debenture dated as of June 30, 2014, but made effective as of October 21, 2014 (such Debenture, together with any other amendments, renewals, substitutions, replacements or modifications from time to time, collectively referred to as the “Debenture”); and

WHEREAS, in connection with the Purchase Agreement and the Debenture, the Borrower and the Guarantors executed and delivered to the Lender various ancillary documents referred to in the Purchase Agreement as the “Transaction Documents”; and

WHEREAS, the Borrower’s obligations under the Purchase Agreement and the Debenture are secured by the following, all of which are included within the Transaction Documents: (i) the Security Agreements; (ii) the Guarantee Agreements; (ii i) the Pledge Agreements; (iv) the Validity Certificates; and (v) UCC-1 Financing Statements naming the Borrower and Corporate Guarantors, as debtors, and Lender, as secured party (collectively, the “UCC-l’s”), among other Transaction Documents; and

WHEREAS, the Borrower, the Guarantors, and Lender desire to enter into certain agreements with respect to the Purchase Agreement and the other Transaction Documents, all as more specifically set fo1ih in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

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2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Purchase Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Article III of the Purchase Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Purchase Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Modification of Debenture. From and after the date hereof, the Debenture shall be and is hereby severed, split, divided and apportioned into two (2) separate and distinct debentures, as follows:

(a) Replacement Debenture A evidencing a principal indebtedness of Two Hundred Fifty Thousand and No/J 00 Dollars ($250,000.00), and which is being executed and delivered by Borrower to Lender simultaneously herewith (the “Replacement Debenture A”). Replacement Debenture A shall be and remain secured by the Security Agreements, Guarantee Agreements, the Pledge Agreements, the Validity Certificates, the UCC-1’s, and all other applicable Transaction Documents.

(b) Replacement Debenture B evidencing a principal indebtedness of Two Million Two Hundred Ninety-Four Thousand Five Hundred and No/100 Dollars ($2,294,500.00), and which is being executed and delivered by Borrower to Lender simultaneously herewith (the “Replacement Debenture B”, and together with Replacement Debenture A, collectively, the “Replacement Debentures”). Replacement Debenture B shall be and remain secured by the Security Agreements, Guarantee Agreements, the Pledge Agreements, the Validity Certificates, the UCC-1’s, and all other applicable Transaction Documents.

(c) The Replacement Debentures are being executed and delivered simultaneously herewith in substitution for and to supersede the Debenture in its entirety. It is the intention of the Borrower and Lender that while the Replacement Debentures replace and supersede the Debenture, in its entirety, they are not in payment or satisfaction of the Debenture, but rather are the substitute of one evidence of debt for another without any intent to extinguish the old. Nothing contained in this Amendment or in the Replacement Debentures shall be deemed to extinguish the indebtedness and obligations evidenced by the Debenture or constitute a novation of the indebtedness evidenced by the Debenture.

(d) Notwithstanding the splitting of the Debenture into the Replacement Debentures in the principal amounts as contemplated by this Amendment, Borrower understands and acknowledges that all sums received by Lender in payment of the Replacement Debentures, or either one of them, shall be applied by Lender in accordance with the terms of the Purchase Agreement, first to outstanding fees, charges and other costs due and payable under the Purchase Agreement and other Transaction Documents, second to accrued and unpaid interest, and last to outstanding principal. By way of example, and not in limitation, if Replacement Debenture A is sold as contemplated under the Debt Purchase Agreement, upon Lender’s receipt of the purchase price therefor, such amounts received by Lender shall be applied to the total indebtedness evidenced by the Replacement Debentures in the order described above.

(e) Borrower understands and acknowledges that in connection with the Debt Purchase Agreement, it may necessary or desirable, in Lender’s sole and absolute discretion, to have the Borrower further sever, split, divide and app01iion the Replacement Debentures further to accomplish the sale of the Outstanding Claims to Purchaser, as more specifically set forth in the Debt Purchase Agreement. In that regard, within no later than three (3) Business Days after request therefor is made by Lender to Borrower from time to time, the Borrower agrees to further sever, split, divide and apportion the Replacement Debentures, or any of them (or any replacement debentures issued in replacement thereof from time to time), and to execute and deliver such replacement debentures to Lender within such time frames as required or requested by Lender from time to time.

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5. Sale of Replacement Debentures.

(a) The parties acknowledge that Lender is entering into this Amendment in connection with the contemplated sale of the indebtedness represented by the Replacement Debentures to Redwood Management, LLC (“Purchaser”) under the terms of a Debt Purchase Agreement (the “Debt Purchase Agreement”) to be entered into promptly after the execution of this Amendment. In the event that the Purchaser fails to purchase all of the Outstanding Claims, the Borrower shall have the right to enter into a similar agreement as the Debt Purchase Agreement, on the same terms, with a new purchaser, which new purchaser shall be deemed a “Purchaser” hereunder. In that regard, the Borrower and Guarantors hereby represent and warrant to Lender as follows, which representations and warranties shall be true and correct as of the date hereof, and which representations and warranties shall be deemed re made and be true and correct as of each sale of the Replacement Debentures (or any replacement debentures issued in replacement thereof from time to time):

(i) All amounts of any nature or kind due and owing by the Borrower and Corporate Guarantors to Lender under the Purchase Agreement and the other Transaction Documents, and represented by the Replacement Debentures or any other Transaction Documents (collectively, the “Outstanding Claims”) are bona fide Outstanding Claims against the Borrower and Corporate Guarantors, respectively and as applicable, and are enforceable obligations of the Borrower and Corporate Guarantors, respectively and as applicable, arising in the ordinary course of business, for services and financial accommodations rendered to the Borrower by Lender in good faith. The Outstanding Claims are currently due and owing and are payable in full.

(ii) The amount of the Replacement Debentures, respectively and as applicable, is the amount due to Lender with respect thereto as of the date hereof, and neither the Borrower, nor the Guarantors, are entitled to any discounts, allowances or other deductions with respect thereto. The aggregate amount of the indebtedness evidenced by the Replacement Debentures was funded by Lender to Borrower at least [X] six months preceding the date hereof, or [  ] one year preceding the date hereof.

(iii) The Outstanding Claims are not subject to dispute by the Borrower or Guarantors, and the Borrower and Corporate Guarantors are unconditionally obligated to pay the full amount of all Outstanding Claims without defense, counterclaim or offset.

(iv) Except for the Purchase Agreement and other Transaction Documents, including this Amendment, there has been no modification, compromise, forbearance, or waiver (written or oral) entered into or given by Lender to Borrower or Guarantors with respect to the Outstanding Claims.

(v) Lender has not filed or commended any action against Borrower or Guarantors based on the Outstanding Claims, and no such action will be pending in any court or other legal venue, and no judgments based upon the Outstanding Claims have been previously entered in favor of Lender in any legal proceeding.

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(vi) That the Purchase Agreement and each of the Transaction Documents executed by the Borrower and Guarantors, respectively and as applicable, and all obligations due and owing thereunder, are valid and binding obligations of the Borrower and Guarantors, respectively and as applicable, enforceable against the Borrower and Guarantors in accordance with their respective terms.

(b) The Borrower and Guarantors acknowledge that the Outstanding Claims, or a portion thereof, are being sold by Lender to Purchaser in accordance with the Debt Purchase Agreement, and that payment of the purchase price by Purchaser to Lender for such Outstanding Claims may be conditioned upon the Borrower’s strict compliance with the terms of certain agreements to be entered into between the Borrower and Purchaser (the “Redwood Agreements”). If applicable, Borrower hereby covenants and agrees to strictly comply with each and every term and provision of the Redwood Agreements, including, without limitation, timely issuance and delivery of Common Stock to Purchaser upon conversion by Purchaser of any convertible notes or debentures then in Purchaser’s possession.

(c) The Borrower and Guarantors understand and acknowledge that Lender is relying on the representations, warranties and covenants of the Borrower and Guarantors set forth in this Amendment in order to enter into the Debt Purchase Agreement, and the foregoing representations, warranties and acknowledgements by the Borrower and Guarantors are a material inducement for Lender to agree to a sale of the Outstanding Claims, or portion thereof, to Purchaser, and without this acknowledgement, Lender would not have sold the Outstanding Claims, or portion thereof, to Purchaser.

6. Ratification. The Borrower and Guarantors each hereby acknowledge, represent, warrant and confirm to Lender that: (i) each of the Transaction Documents executed by the Borrower and Guarantors are valid and binding obligations of the Borrower and Guarantors, respectively and as applicable, enforceable against the Borrower and Guarantors in accordance with their respective terms; (ii) all Obligations of the Borrower and Guarantors under the Purchase Agreement, all other Transaction Documents and this Amendment, shall be and continue to be and remain (after execution of this Amendment and the Debt Purchase Agreement) secured by and under the Transaction Documents, including the Security Agreements, Guarantee Agreements, the Pledge Agreements, the Validity Certificates, and the UCC-1 ’s; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Borrower or Guarantors, to or against the enforcement of any of the Transaction Documents, and to the extent any of the Borrower or Guarantors have any defenses, setoffs, counterclaims, cross-actions or equities against Lender and/or against the enforceability of any of the Transaction Documents, the Borrower and Guarantors each acknowledge and agree that same are hereby fully and unconditionally waived by the Borrower and Guarantors; and (iv) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Purchase Agreement, this Amendment, or any other Transaction Documents, or the Debt Purchase Agreement.

7. Additional Confirmations. The Borrower and Guarantors hereby represent, warrant and covenant as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Purchase Agreement and each of the Security Agreements) are and remain valid, perfected, first-priority security interests in such Collateral, subject only to Permitted Liens, and neither the Borrower, nor the Guarantors, have granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

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8. Lender’s Conduct. As of the date of this Amendment, the Borrower and Guarantors hereby acknowledge and admit that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Purchase Agreement or any other Transaction Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Purchase Agreement or the Transaction Documents, except as expressly set forth herein, or in the Purchase Agreement and other Transaction Documents.

9. Redefined Terms. The term “Transaction Documents,” as defined in the Purchase Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment, the Replacement Debentures, and all other documents or instruments executed in connection with this Amendment.

10. Affirmation of Guaranty Agreements and Validity Certificates. The Guarantors do hereby acknowledge and agree as follows: (i) Guarantors acknowledge having reviewed the terms of this Amendment, and agree to the terms thereof; (ii) that the Guaranty Agreements and Validity Certificates, and all representations, warranties, covenants, agreements and guaranties made by Guarantors thereunder, and any other Transaction Documents by which the Guarantors may be bound, respectively and as applicable, shall and do hereby remain, are effective and continue to apply to the Transaction Documents, and with respect to all obligations of the Borrower under the Transaction Documents, as amended by this Amendment; (iii) that this Amendment shall not in any way adversely affect or impair the obligations of the Guarantors to Lender under any of the Transaction Documents; and (iv) the Guaranty Agreements and the Validity Certificates are hereby ratified, confirmed and continued, all as of the date of this Amendment.

11. Representations and Warranties of the Borrower and Corporate Guarantors. The Borrower and Corporate Guarantors hereby make the following representations and warranties to the Lender:

(a) Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower and Corporate Guarantors of this Amendment, the Replacement Debentures, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrower and Corporate Guarantors of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrower and the Corporate Guarantors and their respective board of directors pursuant to all applicable laws and no other corporate action or consent on the part of the Borrower, the Corporate Guarantors, their board of directors, stockholders or any other Person is necessary or required by the Borrower and Corporate Guarantors to execute this Amendment, the Replacement Debentures, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein or therein, or perform all of the Borrower’s and Corporate Guarantors’ Obligations hereunder or thereunder. This Amendment, the Replacement Debentures, and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Borrower and the Corporate Guarantors (and the officer executing this Amendment and all such other documents for each Borrower and Corporate Guarantor is duly authorized to act and execute same on behalf of each Borrower and Corporate Guarantor) and constitute the valid and legally binding agreements of the Borrower and Corporate Guarantors, enforceable against the Borrower and Corporate Guarantors in accordance with their respective terms.

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12. Indemnification. Each of the Borrower and Guarantors, jointly and severally, hereby indemnifies and holds the Lender Indemnitees, their successors and assigns, and each of them, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature, payable by any of the Lender Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law (collectively, the “Claims”), through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Purchase Agreement or any other Transaction Documents, including the assertion of a claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of any of the Replacement Debentures. The foregoing indemnification obligations shall survive the termination of the Purchase Agreement or any of the Transaction Documents, repayment of the Obligations, and the sale of any portion of the Outstanding Claims.

13. Release. As a material inducement for Lender to enter into this Amendment, each of the Borrower and Guarantors does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which the Borrower or Guarantors ever had, now have, or which any successor or assign of the Borrower or Guarantors hereafter can, shall or may have against any of the Lender Indemnitees or their successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever related to the Purchase Agreement, this Amendment or any other Transaction Documents, through the date hereof. The Borrower and Guarantors further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Purchase Agreement. In addition to, and without limiting the generality of foregoing, the Borrower and Guarantors further covenant with and warrant unto the Lender and each of the other Lender lndemnitees, that as of the date hereof, there exists no claims, counterclaims, defenses, objections, offsets or other Claims against Lender or any other Lender Indemnitees, or the obligation of the Borrower and Guarantors to comply with the terms and provisions of the Purchase Agreement, this Amendment and all other Transaction Documents. The foregoing release shall survive the termination of the Purchase Agreement or any of the Transaction Documents, repayment of the Obligations, and the sale of any portion of the Outstanding Claims.

14. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Purchase Agreement and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

15. Waiver; Forbearance. The parties recognize and acknowledge that by entering into this Amendment, the Lender is not waiving any rights or remedies it may have under any of the Transaction Documents, or any defaults or Events of Default arising thereunder (collectively, the “Existing Rights”); provided, however, that Lender hereby agrees that, so long as the first tranche under the Debt Purchase Agreement is closed, and Lender receives the purchase price therefor, then Lender agrees that it shall not thereafter enforce, and Lender shall thereafter forbear from pursuing enforcement of, any of its Existing Rights, unless and until an additional default or Event of Default occurs (either by Borrower or any other Person other than Lender) under the Credit Agreement, any other Transaction Documents, or the Debt Purchase Agreement, whereupon the foregoing forbearance shall automatically become null and void and of no further force or effect, without any further notice or demand from Lender.

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16. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’’ signature page was an original thereof.

17. Fees and Expenses.

(a) Document Review and Legal Fees; Due Diligence. The Borrower hereby agrees to pay to the Lender or its counsel a legal fee equal to Three Thousand Five Hundred and No/100 Dollars ($3,500.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, which legal fee has been paid and received by Lender’s counsel as of the date hereof.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:

OSL HOLDINGS, INC.

By:	/s/ Robert H. Rothenberg, Jr.
Name:	Robert H. Rothenberg, Jr.
Title:	Chief Executive Officer

GUARANTORS:

OFFICE SUPPLY LINE, INC.		ROBERT ROTHENBERG, an individual

By:	/s/ Mordecai E. Feder	By:	/s/ Robert Rothenberg
Name:	Mordecai E. Feder	Name:	Robert Rothenberg
Title:	President

OSL DIVERSITY MARKETPLACE, INC.

By:	/s/ Mordecai E. Feder
Name:	Mordecai E. Feder
Title:	President

OSL REWARDS CORPORATION

By:	/s/ Mordecai E. Feder
Name:	Mordecai E. Feder
Title:	President

GO GREEN HYDROPONICS INC.

By:	/s/ Robert H. Rothenberg, Jr.
Name:	Robert H. Rothenberg, Jr.
Title:	President

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Robert Press, Director

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